Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Pineapple Energy Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.05 per share	Rule 457(c) and Rule 457(h)	134,546	$2.275	$306,092.15	0.00011020	$33.74
					Total Offering Amount:		$306,092.15
					Total Fee Offsets:		--
					Net Fee Due:		$33.74

(1)       Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form S-8 shall also cover any additional shares of the common stock of Pineapple Energy Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)       Represents an aggregate of 134,546 shares of the Company’s common stock, par value $0.05 per share, issuable upon (a) the vesting and settlement of 69,091 restricted stock units granted to Scott Maskin, the Company’s new Senior Vice President and General Manager, New York Division of Pineapple Energy Inc., pursuant to a Restricted Stock Unit Award Agreement (Inducement Grant), and (b) the vesting and settlement of 65,455 restricted stock units granted to James Brennan, the Company’s new Senior Vice President, Corporate Development pursuant to a Restricted Stock Unit Award Agreement (Inducement Grant), each pursuant to Rule 5635(c)(4) of the Nasdaq Stock Market.

(3)       Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act using the average of the high and low sale prices of the common stock on November 11, 2022, as reported on The Nasdaq Capital Market.